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
                                         BALDWIN & LYONS, INC.

                                         FORM 10-Q, EXHIBIT 11

                                   COMPUTATION OF EARNINGS PER SHARE

                                                THREE MONTHS ENDED                NINE MONTHS ENDED
                                                   SEPTEMBER 30                      SEPTEMBER 30
                                           ----------------------------      ----------------------------
                                               2002            2001              2002           2001
                                          -------------   -------------     -------------  -------------
BASIC:
   Average number of shares
      Outstanding                            11,642,129      12,088,201         11,704,002     12,136,383
                                           ============    ============       ============   ============

      Net income (loss)                     $ 2,830,709   ($ 7,172,664)        $13,211,521    $ 2,647,565
                                           ============    ============       ============   ============

      Per share amount                          $  .24          ($  .59)         $   1.13        $   .22
                                           ============    ============       ============   ============


DILUTED:
   Average number of shares
      Outstanding                            11,642,129      12,088,201         11,704,002     12,136,383
   Dilutive stock options--based on
      treasury stock method using
      average market price                       81,512          82,300             81,830         82,732
                                           ------------    ------------       ------------   ------------

      Totals                                 11,723,641      12,170,501         11,785,832     12,219,115
                                           ============    ============       ============   ============

      Net income (loss)                     $ 2,830,709   ($ 7,172,664)        $13,211,521    $ 2,647,565
                                           ============    ============       ============   ============

      Per share amount                          $  .24          ($  .59)         $   1.12        $   .22
                                           ============    ============       ============   ============


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